Exhibit 8.1

WNS (HOLDINGS) LIMITED

LIST OF SUBSIDIARIES

S/No.	Name of Subsidiary	Place of Incorporation

1.	WNS Global Services Netherlands B.V.	Netherlands

2.	WNS North America, Inc.	Delaware, USA

3.	WNS Global Services (UK) Limited	United Kingdom

4.	WNS (Mauritius) Limited	Mauritius

5.	WNS Global Services (Romania) S.R.L.	Romania

6.	WNS Global Services Philippines, Inc.	Philippines

7.	WNS Business Consulting Services Private Limited	India

8.	WNS Assistance Limited	United Kingdom

9.	Accidents Happen Assistance Limited	United Kingdom

10.	WNS Global Services LLC(1)	Delaware, USA

11.	Denali Sourcing Services LLC(1)	Delaware, USA

12.	Business Applications Associates Beijing Limited	China

13.	WNS Capital Investment Limited	Mauritius

14.	WNS Global Services (Private) Limited	Sri Lanka

15.	WNS Customer Solutions (Singapore) Private Limited	Singapore

16.	WNS Global Services Private Limited	India

17.	WNS BPO Services Costa Rica, S.R.L.	Costa Rica

18.	WNS Global Services (Australia) Pty Ltd	Australia

19.	WNS Mauritius Limited ME (Branch)	Dubai Airport Free Zone

20.	WNS Cares Foundation	India

21.	WNS Global Services (UK) Limited (Branch) Poland	Poland

22.	WNS Global Services SA (Pty) Limited	South Africa

23.	Business Applications Associates Beijing Limited Guangzhou Branch (Branch)	China

24.	WNS Global Services (Dalian) Co. Ltd.	China

25.	WNS Global Services Private Limited (Singapore Branch)	Singapore

26.	WNS Legal Assistance LLP	United Kingdom

27.	WNS Assistance (Legal) Limited	United Kingdom

28.	WNS Global Services (UK) Limited London (Bucharest Branch)	Romania

29.	WNS Global Services (UK) Limited (France Branch)	France

30.	WNS Global Services Netherlands B.V Merkezi Hollanda Istanbul Merkez Subesi (Turkey Branch)	Turkey

31.	MTS HealthHelp Inc.	Delaware, USA

32.	HealthHelp Holdings LLC	Delaware, USA

33.	HealthHelp LLC	Delaware, USA

34.	Value Edge AG	Switzerland

35.	Value Edge Inc.	Delaware, USA

36.	VE Value Edge Gmbh	Germany

37.	WNS Global Services (Dalian) Co. Ltd. Shanghai Branch	China

38.	Ucademy (Pty) Ltd	South Africa

39.	The WNS B-BBEE Staff Share Trust	South Africa

40.	WNS Global Services Netherlands B.V. (Ireland Branch)	Ireland

S/No.	Name of Subsidiary	Place of Incorporation

41.	WNS New Zealand Limited	New Zealand

42.	WNS Global Services (UK) International Limited	United Kingdom

43.	WNS-HealthHelp Philippines Inc.	Philippines

44.	WNS Global Services North Americas Inc.	Delaware, USA

45.	WNS South Africa (Pty) Ltd.	South Africa

46.	WNS Global Services (UK) Limited (SUCURSAL EN ESPANA Branch)	Spain

47.	WNS Business Consulting Netherlands B.V.	Netherlands

48.	WNS Gestion des Processus d’Affaire Inc.	Canada

49.	WNS Global Services (Romania) SRL-Punct De Lucru Sibiu (Branch)	Romania

50.	WNS Global Services AG	Switzerland

51.	WNS Global Services Malaysia Sdn. Bhd	Malaysia

52.	Vuram Technology Solutions Private Limited	India

53.	Vuram Australia Pty Ltd	Australia

54.	Vuram Canada Inc.	Canada

55.	Vuram Technologies B.V.	Netherlands

56.	Vuram, Inc.	USA

57.	Soluciones en Tecnologia Vuram Mexico, S De R.L. de C.V.	Mexico

58.	Vuram UK Private Limited	United Kingdom

59.	The Smart Cube Limited	United Kingdom

60.	The Smart Cube India Private Limited	India

61.	The Smart Cube S.R.L.	Romania

62.	The Smart Cube (Switzerland) GmbH	Switzerland

63.	The Smart Cube Inc.	USA

64.	OptiBuy sp. z o.o.	Poland

65.	Nextbuy sp. z o.o.	Poland

66.	Optibuy GmbH	Germany

67.	WNS BPM Americas Holdings Inc.	Delaware, USA

68.	WNS BPM Americas LLC	Delaware, USA

69.	WNS BPM Americas LLC (Philippines) (Branch)(2)	Philippines

Notes:

(1)

Denali Sourcing Services, Inc. and WNS Global Service Inc. i,e. Denali Sourcing Services LLC and WNS Global Service LLC were each converted into a limited liability company with effect from April 1, 2023.

(2)	WNS BPM Americas LLC (Philippines) Branch was incorporated in the Philippines with effect from 12th February 2024.

(3)	WNS GLOBAL SERVICES LISBON, UNIPESSOAL LDA was dissolved on November 29, 2023 and deregistered from the Company registry on December 12, 2023.

(4)	With effect from April 7, 2024, Smart Cube Consulting Service (Dalian) Co., Ltd ceased to exist upon cancellation of its business license.